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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-lA of our report dated May 21, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report to Shareholders of the SunAmerica Income Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Additional Information - Independent Accountants and Legal Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
July 28, 2003